UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

Loan Amendment

On January 8, 2009, PartnerRe Ltd. (NYSE:PRE) (“we”, “us”, or “our”) entered into a second amendment (the “Loan Amendment”) to the loan agreement, dated as of October 25, 2005, among us, as borrower, Citibank, N.A., as administrative agent, and Citibank, N.A., as lender, which originally evidenced a three-and-a-half-year term loan agreement with Citibank, N.A.  Under the terms of the Loan Amendment, we have the right to prepay half of the original $400 million loan that has a maturity of April 27, 2009. Any such prepayment under the terms of the Loan Amendment will be accompanied by payment of accrued and unpaid interest on the prepayment amount. The remaining half of the original loan will continue to have a maturity of July 12, 2010 and we will not have a right to prepay this amount.

The loan is otherwise unchanged.

The description of the Loan Amendment herein is qualified in its entirety by reference to the full text of such Loan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Section 8 – Other Events

Item 8.01  Other Events

On January 9, 2009, we provided Citibank, N.A. an irrevocable notice of prepayment for the half of the original $400 million loan amount that has a maturity of April 27, 2009.  This prepayment will occur on January 14, 2009.  The irrevocable notice of prepayment was provided pursuant to the terms of the Loan Amendment.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Document

10.1
Second Amendment, dated as of January 8, 2009, to the loan agreement, dated as of October 25, 2005, among PartnerRe Ltd., as borrower, Citibank, N.A., as administrative agent, and Citibank, N.A., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	January 12, 2009	By:	/s/ Marc Wetherhill
			Name:	Marc Wetherhill
			Title:	Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Document

10.1
Second Amendment, dated as of January 8, 2009, to the loan agreement, dated as of October 25, 2005, among PartnerRe Ltd., as borrower, Citibank, N.A., as administrative agent, and Citibank, N.A., as lender.